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Exhibit 23.9

CONSENT OF NOMINEE FOR DIRECTOR

        I hereby consent to the use of my name under the caption "Management" in the Registration Statement on Form S-1 filed by Hiland Holdings GP, LP (the "Registration Statement")(File No. 333-134491) and any amendments thereto.

	By:	/s/ DR. BOBBY LYLE Name: Dr. Bobby Lyle
August 28, 2006

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  Exhibit 23.9
CONSENT OF NOMINEE FOR DIRECTOR